Exhibit 10.4

AMENDMENT #2 TO

PATHEON MANUFACTURING SERVICES AGREEMENT

This Amendment #2 (hereinafter referred to as this “Amendment”), dated as of the 29th day of July, 2009 (the “Amendment Date”), is made by and between Patheon Inc., a corporation existing under the laws of Canada (“Patheon Canada”), Patheon Pharmaceuticals Inc., a corporation existing under the laws of Delaware (hereinafter referred to as “Patheon”), and Pivot Acquisition, Inc., a Delaware corporation formerly known as Transcept Pharmaceuticals, Inc. (hereinafter referred to as “Client”) and a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc. (a publicly-traded Delaware corporation hereinafter referred to as “Transcept”). Patheon Canada, Patheon and Client are sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Manufacturing Services Agreement dated October 6, 2006, as amended on January 1, 2008, pursuant to which Patheon agreed to supply quantities of Products to Client in the Territory (the “MSA”);

WHEREAS, Transcept has entered into that certain United States License and Collaboration Agreement dated as of the date hereof with Purdue Pharma L.P., a Delaware limited partnership having a place of business at One Stamford Forum, 201 Tresser Boulevard, Stamford, Connecticut 06901-3431 (hereinafter referred to as “Purdue” and such agreement the “Collaboration Agreement”), pursuant to which, among other matters, Transcept has granted Purdue exclusive rights with respect to the commercialization of Products solely in the United States;

WHEREAS, Patheon and Purdue desire to enter into an agreement setting forth the terms and conditions of Patheon’s manufacture and supply of a Product for Purdue solely with respect to the United States (the “Purdue MSA”);

WHEREAS, Patheon and Transcept desire to amend the MSA so that Purdue may enter into such agreement with Patheon solely with respect to the United States;

WHEREAS, Patheon and Transcept desire for Client to retain all rights under the MSA with respect to the Territory excluding the United States and its territories and possessions; and

WHEREAS, the rights granted by Transcept to Purdue under the Collaboration Agreement do not come into effect until such time as the approved NDA for a Product is transferred to Purdue pursuant to Section 4.2(c) of the Collaboration Agreement (hereinafter referred to as the “NDA Transfer”).

NOW, THEREFORE, the Parties agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the MSA.

2. Effective Date. This Amendment shall be effective as of the Effective Date. As used herein, “Effective Date” means the date of Patheon’s deemed receipt (in accordance with Section 13.9 of the MSA) of the written notice from Transcept to Patheon pursuant to which Transcept notifies Patheon that the NDA Transfer has occurred, such notice to be substantially in the form attached hereto as Exhibit A.

3. Territory. Effective as of the Effective Date, the defined term “Territory” in Section 1.1 of the MSA shall be deleted in its entirety and amended as follows:

“Territory” means worldwide, except for the United States and its territories and possessions.

Notwithstanding the foregoing, effective upon any termination of the Purdue MSA, any and all rights with respect to the United States and its territories and possessions shall revert to Client and the United States and its territories and possessions shall be included in the Territory under the MSA. Client and Transcept shall not be liable for any acts or omissions of Purdue under any such Purdue MSA or otherwise.

4. Miscellaneous.

(a) Entire Agreement. This Amendment constitutes the entire agreement among the Parties with respect to the amendment of the MSA, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the amendment and addition of the same.

(b) No Further Amendment; No Conflict. The MSA shall remain in full force and effect except solely to the extent modified by this Amendment. In the event of a conflict between the MSA and this Amendment, this Amendment shall control.

(c) Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York and the laws of the United States applicable therein, without regard to any conflicts-of-law principle that directs the application to another jurisdiction’s law. The Parties expressly agree that the UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

(d) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties hereto as of the Amendment Date.

Patheon Inc.		Pivot Acquisition, Inc.

By:	/s/ Robert L. Zinger	By:	/s/ Glenn A. Oclassen

Name:	Robert L. Zinger	Name:	Glenn A. Oclassen

Title:	Exec. Dir. Tech. Svcs. and Bus. Mgt. N.D.		CEO and President

Patheon Pharmaceuticals Inc.

By:	/s/ Francis P. McCone

Name:	Francis P. McCone

Title:	Secretary

Exhibit A

NOTICE OF EFFECTIVE DATE

                            , 2009

Patheon Inc.

4721 Emperor Blvd.

Suite 200

Durham, NC 27703

Attention: President, North America and Chief Commercial Officer

Patheon Pharmaceuticals Inc.

2110 East Galbraith Road

Cincinnati, Ohio 45237-1625

Attention: Director of Legal Services

Re:	Manufacturing Services Agreement between Patheon Inc., Patheon Pharmaceuticals Inc. and Pivot Acquisition, Inc., dated October 6, 2006, as amended on January 1, 2008 and July 29, 2009.

Pursuant to the terms and conditions of the Manufacturing Services Agreement between Patheon Inc. (“Patheon Canada”), Patheon Pharmaceuticals Inc. (“Patheon”) and Pivot Acquisition, Inc., dated October 6, 2006, as amended on January 1, 2008 and July 29, 2009 (the “Agreement”) this letter serves as written notice from Transcept Pharmaceuticals, Inc. to Patheon Canada and Patheon that the NDA Transfer (as defined in Amendment #2 of the Agreement) has occurred.

Regards,

Transcept Pharmaceuticals, Inc.

Name:

Title: